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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-64544) and Form S-8 (Nos. 333-32072, 333-45276,
333-45284, 333-70203, and 333-73053) of King Pharmaceuticals, Inc. of our report dated October 5, 2001 relating to the Statements of Net Sales and Product Contribution of the Corgard, Corzide, Delestrogen and Florinef products, which appears in this Current Report on Form 8-K of King Pharmaceuticals, Inc. dated October 19, 2001.



PricewaterhouseCoopers LLP

New York, New York
October 18, 2001